Exhibit 99.1

JOINT FILING AGREEMENT

In accordance with Rule 13d-1(k)(1) promulgated under the Securities Exchange Act of 1934, as amended, the undersigned hereby agree to the joint filing with each other on behalf of each of them of such a statement on Schedule 13G (including amendments thereto) with respect to the ordinary shares beneficially owned by each of them of Tuniu Corporation. This Joint Filing Agreement shall be included as an Exhibit to such Schedule 13G (including amendments thereto).

[Signature page to follow]

Signature Page

IN WITNESS WHEREOF, the undersigned hereby execute this Joint Filing Agreement as of the 25th day of May 2018.

Fullshare Holdings Limited

By:	/s/ Wang Bo
Name:	Wang Bo
Title:	Director

Five Seasons XII Limited

By:	/s/ Wang Bo
Name:	Wang Bo
Title:	Director

Fullshare Value Fund II L.P.

By: Fullshare Investment Management III Limited Its General Partner
By:	/s/ Jack Tsai
Name:	Jack Tsai
Title:	Director

Fullshare Investment Management III Limited

By:	/s/ Jack Tsai
Name:	Jack Tsai
Title:	Director

Five Seasons XV Limited

By:	/s/ Wang Bo
Name:	Wang Bo
Title:	Director